SECURITIES AND EXCHANGE COMMISSION



                      Washington, D.C. 20549



                             FORM 8-K


                          CURRENT REPORT


              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934



   Date Report (Date of earliest event reported) March 17, 1997



                  BONNEVILLE PACIFIC CORPORATION
        (Exact name of registrant as specified in charter)



     Delaware                 0-14846             87-0363215
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     (State or other          (Commission         (IRA Employer
     jurisdiction of          File Number)        Identification No.)
     incorporation)



50 West 300 South, Suite 300, Salt Lake City, Utah          84101
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(Address of principal executive offices)                    (Zip Code)


Registrant's telephone number including area code           (801) 363-2520
                                                            --------------


(Former name or former address, if changed since last report) Not applicable

Item 3.   Bankruptcy or Receivership.

     On December 5, 1991, the Registrant filed a petition in the United States Bankruptcy Court for the District of Utah, Central Division, Case No. 91A-27701, seeking protection to reorganize under Chapter 11 of the Federal Bankruptcy Code. Subsequent to the filing, the Registrant has applied to the Securities and Exchange Commission (the "Commission") to modify its reporting obligations under the Securities Exchange Act of 1934, as amended (the "Exchange Act").
On April 9, 1992, the Commission indicated that it would raise no objection if the Registrant modified its reporting obligations under the Exchange Act.
A copy of the Monthly Financial Report for the period February 1, 1997 to February 28, 1997, as filed with the bankruptcy court is included as an exhibit hereto. On June 12, 1992, Roger G. Segal was appointed as the Chapter 11 Bankruptcy Trustee for the Company.


Item 5.   Other Events.

For information on litigation and matters previously reported, refer to the narrative on pages Form 2-G of the accompanying bankruptcy report.

                            SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused its report to be signed on its behalf by the undersigned thereunto duly authorized.

                              BONNEVILLE PACIFIC CORPORATION



                              /s/ Roger G. Segal
                              By:  Roger G. Segal, Chapter 11 Trustee

DATED March 17, 1997

                            SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused its report to be signed on its behalf by the undersigned thereunto duly authorized.

                              BONNEVILLE PACIFIC CORPORATION


                              /s/ R. Stephen Blackham
                              By:  R. Stephen Blackham, Assistant Controller

DATED March 17, 1997

                        INDEX TO EXHIBITS


Exhibit                                                                Page No.


28.1 Monthly Financial Report - Chapter 11, for the period February 1, 1997 to February 28, 1997, of the
               Registrant, dated March 17, 1997 as filed by the
               Registrant with the United States Bankruptcy Court for
               the District of Utah, Central Division on March 17, 1997....5

                                                        MONTHLY FINANCIAL REPORT
                                                        CHAPTER 11

DEBTOR:    BONNEVILLE PACIFIC CORPORATION

CASE NO. 91A-27701       For Period February 1 to February 28, 1997
         ---------                  ----------    -----------------
         Accounting Method Used: [X] Accrual Basis   [ ] Cash Basis


                                 COVER SHEET
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                 THIS REPORT IS DUE 15 DAYS AFTER THE END OF THE MONTH.  The
Mark One Box     The debtor must attach each of the following reports/documents
For Each         unless the U.S. Trustee has waived the requirement in writing.
Required         File original with Clerk of Court.  File duplicate with U.S.
Report/Document  Trustee.
--------------------------------------------------------------------------------
Report/Document Previously
Attached        Waived     REQUIRED REPORTS/DOCUMENTS
--------------------------------------------------------------------------------
[ x ]           [   ]      Cash Receipts & Disbursements Statement (Form 2-B)
[ x ]           [   ]      Balance Sheet (Form 2-C)
[ x ]           [   ]      Profit and Loss Statement (Form 2-D)
[ x ]           [   ]      Supporting Schedules (Form 2-E)
[ x ]           [   ]      Quarterly Fee Summary (Form 2-F)
[ x ]           [   ]      Narrative (Form 2-G)
[ x ]           [   ]      Bank Statement(s) for Debtor in Possession Account(s)
--------------------------------------------------------------------------------

I declare under penalty of perjury that the following Monthly Financial Report and any attachments thereto, is true and correct to the best of my knowledge and belief.

Executed on:   March 17, 1997

                              Debtor(s): BONNEVILLE PACIFIC CORPORATION
                                         /s/ R. Stephen Blackham
                              By:        R. Stephen Blackham
                              Position:  Assistant Controller

                 Statement of Chapter 11 Trustee

     Roger G. Segal, Chapter 11 Trustee of the bankruptcy case of Bonneville Pacific Corporation, having been so appointed on June 12, 1992, hereby states that he has reviewed the following Monthly Financial Report and any attachments thereto and that, based on his review and the representations of officers and employees of the debtor, Bonneville Pacific Corporation, he believes that the information contained in the Monthly Financial Report and attachments is true and correct. However, neither Roger G. Segal, Chapter 11 Trustee, nor Neilson, Elggren, Durkin & Company, as accountants for Roger G. Segal, Chapter 11 Trustee, has had an opportunity to independently verify that the information contained in the following Monthly Financial Report and the attachments thereto is true and correct.

     DATED this 17th day of March 1997.


                              /s/ Roger G. Segal
                              By:  Roger G. Segal, Chapter 11 Trustee

                  DEBTOR:  BONNEVILLE PACIFIC CORPORATION
                          Bankruptcy No. 91A-27701
                                 Narrative
                   For the Month Ended February 28, 1997

                                  Form 2-G
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Bonneville Pacific Corporation (the "Company" or "Bonneville") has continued to conduct its normal business activities during the month of February 1997 (the reporting period). These activities have included responding to the Operating Guidelines and Reporting Requirements for Chapter 11 debtors.

Significant actions related to the Company during the month of February and the first part of March 1997 (other than administrative matters, including professional fee applications) in accordance with various provisions of the Bankruptcy Code are as follows:

1. The Segal v. Portland General, et al. action pending in the United States District Court, Case No. 92-C-364-J (the "Litigation") has been discussed at length in the previous Monthly Financial Reports filed by the Trustee and in the Trustee's four (4) Annual Reports, including the Report for the period of July 1, 1995 through June 30, 1996 filed on September 19, 1996 concerning the Administration of the Estate. These Reports (which are on file with both the Bankruptcy Court and the Securities & Exchange Commission) must be reviewed for an understanding of the history and nature of the Litigation, including previous settlements reached by the Trustee. For all practical purposes the Litigation has been concluded (but also see the discussion below).

     On December 10, 1996 the Trustee entered into a verbal settlement agreement with Calpine Corporation, a Defendant in an action severed from the main Litigation. Pursuant to the settlement, which was documented by a formal settlement agreement2 dated December 30, 1996, Calpine agreed
     a) to pay to Bonneville Pacific the sum of $767,500.00; and b) to release and withdraw with prejudice its filed claims in the total amount of $3,057,969.60.

--------------------
1 This narrative attempts to summarize significant events affecting the Company through March 13, 1997.

2 Each settelement agreement should be reviewed in its entirety for all terms and conditions (and consideration) of the settlement.

     The Company and Calpine also agreed to jointly release one another from any and all claims or causes of action. The settlement was conditioned upon approval of the settlement by the United States District Court and the United States Bankruptcy Court. The Trustee's Motion for Approval of the Settlement Agreement was heard as scheduled on January 28, 1997 at which hearing the Bankruptcy Court granted the Trustee's Motion and approved the settlement. The United States District Court, based upon the parties Stipulated Motion for Final Judgment and Order for Dismissal, on February 4, 1997 signed the Judgment and Order dismissing the lawsuit. Calpine paid the $767,500.00 settlement amount to the estate (the Company) on February 11, 1997.

     On or about December 4, 1996 the Trustee entered into a formal settlement agreement with Jack & Nancy Dunlop. The settlement agreement provides2 for payment of $10,000.00 by Jack Dunlop and other consideration to Bonneville Pacific Corporation in exchange for a full release of any and all claims which the estate may have against Jack Dunlop. The settlement was conditioned upon approval of the settlement by the United States District Court and the United States Bankruptcy Court. The Trustee's Motion for Approval of the Settlement Agreement was heard as scheduled on January 13, 1997, at which hearing the Bankruptcy Court approved the settlement. The United States District Court, based upon the parties Stipulated Motion for Final Judgment and Order for Dismissal, signed the Judgment and Order dismissing Dunlop from the litigation. Dunlop paid the $10,000.00 settlement amount to the estate (the Company) on February 14, 1997.

     On January 6, 1997 the Trustee filed a Motion for an Order Authorizing the Trustee to Amend the Estate's May 2, 1996 Settlement Agreement with Mayer Brown & Platt. The proposed amendment to the Settlement Agreement affects paragraph 11 of the Settlement Agreement which provides for an additional payment by Mayer Brown & Platt to the Trustee if Mayer Brown & Platt subsequently settled claims asserted against it by Portland General. Specifically, pursuant to paragraph 11 of the Settlement Agreement as approved by the Court, if Portland General settled with Mayer Brown & Platt before Portland General initiated suit against Mayer Brown & Platt then Mayer Brown & Platt would pay the Trustee for Bonneville Pacific $3.5 million and if Portland General settled with Mayer Brown & Platt after suit was initiated, but before trial commenced, then Mayer Brown & Platt would pay to the Trustee for Bonneville Pacific $1.75 million.
     Conversely, if a trial on the merits commenced between Portland General and Mayer Brown & Platt and the parties then settled, or if the suit was fully litigated to a judgment, then the Trustee for Bonneville Pacific would receive no additional amount from Mayer Brown & Platt. Without Portland General having filed suit, Mayer Brown & Platt and Portland General reached a settlement agreement between themselves which settlement was conditioned upon the Trustee agreeing to amend the Settlement Agreement so that the Trustee for Bonneville Pacific would receive $1.75 million pursuant to paragraph 11 of the Settlement
     Agreement (rather than $3.5 million). The Trustee's Motion for Approval of the Amendment to the Settlement Agreement was held as scheduled before the Bankruptcy Court on January 28, 1997, at which hearing the Bankruptcy Court granted the Trustee's Motion and approved the amendment to the May 2, 1996 Settlement Agreement. Mayer Brown & Platt on February 4, 1997 paid the $1.75 million to the estate (the Company).

     On or about February 18, 1997, the Trustee entered into a verbal settlement agreement with Dinuba Energy, Inc. and Ronald C. Yanke, defendants in an action severed from the main Litigation. Pursuant to the settlement, which was documented by formal settlement agreement dated February 24, 1997, Dinuba & Yanke agreed to pay to the Trustee the sum of $4,500,000.00. The Company and Dinuba and Yanke also agreed to release one another from any and all claims or causes of action. The settlement is conditioned upon approval of the settlement by the United States District Court and the United States Bankruptcy Court. The Trustee has filed his motion for approval of the Settlement Agreement and a hearing on the Motion is scheduled for March 17, 1997. If the Bankruptcy Court approves the motion, a pleading to dismiss the action will be filed with the U.S. District Court. Pursuant to the Settlement Agreement the $4.5 million settlement sum is due to be paid to the Trustee on March 20, 1997.

     All litigation settlement recoveries actually received by the Company are subject to a contingency fee in favor of the law firm of Beus, Gilbert & Morrill, special litigation counsel for the Trustee. The "Legal Representation Agreement" between the Trustee and Beus, Gilbert & Morrill, which agreement sets forth the terms of the contingent fee arrangement, was approved by the Bankruptcy Court in 1992. Pursuant to the contingent fee agreement, Beus, Gilbert & Morrill would, after subtracting for litigation costs, be paid forty percent (40%) of any settlement or litigation recoveries received after trial commences, thirty-three percent (33%) of any settlement sums received after the litigation is filed but before trial commences, or, as the case may be, twenty percent (20%) of the settlement sum received if the settlement occurs before litigation is commenced (in all instances less amounts paid to the Trustee's General Counsel, Cohne, Rappaport & Segal, P.C., for fees related to the Litigation). Any fees or costs to be paid to Beus, Gilbert & Morrill must first be allowed (approved) by the Bankruptcy
     Court upon application after notice and hearing.

     A continued hearing was held by the District Court on November 1, 1996 in one of the actions severed from the main Litigation concerning the Motion by Defendant William Cerutti for Summary Judgment (Segal v. Cerutti,
     United States District Court for the District of Utah, Case
     No. 92-CV-1115-J-C). At the hearing the Court made an oral ruling granting the Defendant's motion. The Defendant has filed a Proposed
     Order Granting Summary Judgment and on December 16, 1996 the Trustee filed a Motion for Reconsideration and an objection to the Proposed Order. A hearing on the Trustee's Motion for Reconsideration was held on February 28, 1997 at which time the Court took the matter under advisement.

     The Trustee has also entered into "tolling agreements" with certain persons or entities which agreements toll the running of any applicable statute of limitation which might otherwise bar the Trustee from initiating suit against such person or entity. The Trustee and his respective attorneys are now completing their investigation into those persons or entities which executed tolling agreements; such investigation includes conducting additional Rule 2004 examination. If the Trustee is not able to settle possible claims held by the estate against persons or entities who or which signed tolling agreements and who or which the Trustee believe are liable to the Bonneville estate (e.g., Norwest Bank, the LDS Church etc.), then in the next few months the Trustee, through his special litigation counsel, may commence additional litigation on behalf of the Trustee for Bonneville Pacific.

In addition to the above described litigation matters, the Company continues in its business operations. Significant actions and events during February 1997 related to business matters are as follows:

1. The Trustee and his counsel continue to monitor the Company's 50% general partnership interest in NCA #1 owned through the Company's wholly owned subsidiary, Bonneville Nevada Corporation. NCA #1 is a Nevada general partnership that owns an 85-megawatt cogeneration project located near Las Vegas, Nevada. As previously reported, Nevada Power Company ("NPC") has previously curtailed purchases of electrical power from NCA #1 but curtailments, if any, have been minimal over the last several Reporting Periods. It is NCA #1's position that the curtailments are in possible violation of applicable curtailment protocols and possible breach of NCA #1's Power Purchase Contract with NPC. The Trustee will continue to monitor this situation. No material developments occurred during the Reporting Period relevant to the curtailment litigation and associated appeals.

     In an effort to mitigate future difficulties and curtailments, representatives of NCA #1 and NPC have met to explore possible modifications to the Power Purchase Agreement between them, such discussion continued during the Reporting Period. As previously reported a Displacement Agreement was entered into by the parties for the Reporting Period. The Displacement Agreement allows NPC, for consideration, to displace a portion of its energy purchase obligation under the Power Purchase Agreement. The parties have yet to conclude whether a long term Displacement Agreement would be economically feasible.

     On September 27, 1996, NCA #1 was served with Findings and Notices of Violation ("NOV") issued by Region IX of the United States Environmental Protection Agency (the "EPA") for alleged violations of the Clean Air Act's Prevention of Significant Deterioration program applicable for the State of Nevada. Specifically, EPA alleges that NCA #1, contrary to applicable operating permits, failed to timely install "Best Available Control Technology" at the plant in the form of a selective catalytic reduction system ("SCR") to control NOx emissions. Representatives of both sides of this dispute continue to resolve this matter during the Reporting Period.

Analysis of Claims and Possible Distributions.
----------------------------------------------

Prepetition claims against the Bonneville Pacific bankruptcy estate total approximately two hundred million dollars in booked and unbooked liabilities (excluding any addition for possible post-petition interest). The exact amount of such claims is still undetermined and the distribution priority for such claims is still being researched, investigated, litigated or negotiated by the Trustee and other parties in interest (see the further discussion which follows). Also see the "Trustee's Preliminary Report (Estimate) Concerning Claims filed Against the Estate" which is attached hereto.

On August 20, 1996 the Trustee filed a Motion for Establishment of a Supplementary Claims Bar Date seeking to set December 16, 1996 as the supplementary claims bar date by which all creditors of Bonneville who had not previously been adequately notified to file claims must complete and file a proof of claim with the Clerk of the Bankruptcy Court. The Trustee believes that most of the new claims which have been filed relate to possible claims against Bonneville arising out of the purchase or sale of its securities. See 11 U.S.C. section 510(b). The Motion also sought approval of a form of notice to be sent to potential creditors, approval of a form proof of claim, approval of a procedure to identify potential claimants and a procedure for notice by publication. A hearing on the Motion was scheduled before the Bankruptcy Court on September 10, 1996. No objections to the Motion were filed and at the hearing the Court granted the Motion and signed an order establishing the supplementary claims bar deadline. Consequently, the Trustee proceeded with the action authorized by the order granting the Motion; specifically, notice was sent to thousands of potential claimants and notice was published in newspapers of general circulation throughout the United States. Through December 16, 1996 approximately 4,000 new proofs of claim were filed with the Bankruptcy Court and approximately 320 additional claims have been filed since December 16, 1996. The Trustee has completed his initial review of each of the claims; such review process was delayed due to the large number of claims and the diverse manner in which the claim forms were filled out by the claimants. The Trustee's preliminary report (estimate) of the supplemental claims is reflected on the report attached hereto and incorporated herein. The Trustee anticipates that he will likely object to a number of the new claims which have been filed.

In an effort to resolve tax issues relating to the material litigation settlements which have occurred since May 1, 1996, the Trustee filed with the Internal Revenue Service an application to change the Company's tax year from one ending on April 30th to one ending on December 31st. The Trustee desired to change the Company's tax year period (when changed the Company's present tax year would be from May 1, 1996 through December 31, 1996 and thereafter would be on a calendar year basis) in order to facilitate the filing of a plan of reorganization of the Company. By shortening the Company's tax year, the

Trustee may be able to receive a prompt tax determination for the tax year ending December 31, 1996, which determination will facilitate any party in interest filing a plan of reorganization because the amount of tax owed by the Debtor, if any, should be quantified (see 11 U.S.C. section 505). The IRS, on February 24, 1997, conditionally granted the Company's application to change its tax year. It is believed that the Company can meet and comply with all of the conditions imposed by the IRS and therefore the Company is proceeding as if its tax year has been changed and a U.S. Corporate Income Tax Return will be filed for the short year ended December 31, 1997.

In preparation for a plan of reorganization, the Trustee on behalf of the Company has made a decision to employ Hein + Associates, a national accounting firm, to prepare audited financial statements for Bonneville Pacific Corporation. An application seeking approval of the employment was filed and hearing on the application was held as scheduled on December 20, 1996. At the hearing the Court approved the Application. Hein + Associates has been employed and is now proceeding with work on the audits.

At this time it is not known whether interest will ever be paid on any allowed unsecured claim because (a) it is not at all clear that the estate will possess sufficient funds to pay interest on any particular class of claims, and (b) the law concerning payment of interest to any particular class of claims is not clear and therefore, even if sufficient funds did exist, the issue of payment of interest (and the applicable rate of interest, if any) to any particular class of claims would have to be either consensually resolved in a plan of reorganization or would have to be adjudicated by a court of competent jurisdiction.

No plan of reorganization negotiations which include the Trustee are now being conducted. However, in light of the settlements to date reached in the Litigation and in light of the December 16, 1996 supplementary claim deadline, the Company is now in the position to begin the process of formulating and proposing a plan of reorganization. Plan negotiations with creditors should soon begin but it will be several months, if not substantially more, before any creditor with an allowed claim can anticipate receiving any distribution from the estate.

In January of 1997 the Trustee, his counsel and the Company's management interviewed several firms who were interested in serving as the Trustee's financial advisor (investment banker) in connection with valuing the Company's (and its affiliates') business assets and assisting the Trustee concerning plan of reorganization issues. The Trustee, with the participation of others, concluded that the firm of Bear Stearns & Co., Inc. was the best qualified to provide the desired service. The Trustee has caused an Application seeking approval of his employment of Bear Stearns & Co., Inc. as Financial Advisor with the Bankruptcy Court and a hearing on the application is scheduled for March 20, 1997.

The Trustee has employed the law firm of Weil, Gotshal & Manges, L.L.P., with its principal office in New York City, as Special Plan Counsel. The purpose of the employment includes, but is not limited to, advising the Trustee concerning tax issues and assisting the Trustee and his General Counsel concerning a plan of reorganization and issues relating thereto.

                  IN THE UNITED STATES BANKRUPTCY COURT

                FOR THE DISTRICT OF UTAH, CENTRAL DIVISION
--------------------------------------------------------------------------------
In re:                          )
                                )
BONNEVILLE PACIFIC CORPORATION, )       Bankruptcy No. 91A-27701
                                )
               Debtor.          )            (Chapter 11)
--------------------------------------------------------------------------------

        TRUSTEE'S PRELIMINARY REPORT (ESTIMATE) CONCERNING
                 CLAIMS FILED AGAINST THE ESTATE

     Roger G. Segal, the duly appointed, qualified and acting Chapter 11 trustee for the above-captioned Debtor, pursuant to 11 U.S.C. section 1106(a), files this Preliminary Report (Estimate) Concerning Claims Filed Against the Estate.

A.   Introduction.

     The purpose of this Report is to inform parties-in-interest of the results of the Trustee's preliminary claim review. This Report (and the amounts set forth herein) reflect only the Trustee's estimation of the amount of possible claims against the estate; it is very likely that the amounts stated herein may change materially due to, among other things, amendments to deficient claims, rulings by the Court concerning claim objections1 or negotiations between the various parties-in-interest. The Trustee reserves the right to file in the future additional reports concerning claims and the amounts thereof against the estate.

B.   General Status of Filed Claims.

     The Court has established two (2) claim bar dates (deadlines), one being the original April 13, 1992 date and the other (the supplemental bar date) being December 16, 1996. As of December 16, 1996 there were a total of not less than 4,247 proofs of claim filed as reflected in the official claims register maintained by the Clerk of the United States Bankruptcy Court in connection with Debtor's case, excluding those claims deemed filed pursuant to 11 U.S.C. section 1111(a). Between December 17, 1996 and February 28, 1997 there were not less than an additional 319 claims filed.2
----------
1 The Trustee as well as any other party-in-interest may object to any filed claim. 11 U.S.C. section 502(a).

2 It is not clear which late claims, if any, the Court will permit to be deemed timely filed. Cf. Pioneer Inv. Services v. Bruswick Assoc., 113 S. Ct. 1489 (1993). It is also likely that additional late claims will be filed. Generally the claim amounts included in this Report take into account the late claims filed through February 28, 1997.

C.   Secured Claims.

     There are no longer any secured claims against the estate of the Debtor as all such claims have been, with Court approval, either paid in full, compromised (including abandonment of the collateral) or otherwise resolved.

D.   Administrative and Priority Claims.

     At the present time the Trustee estimates that the amount of the unpaid priority or administrative claims against the Debtor's estate to be approximately $10,000,000.00. Such possible claims (most of which would be contingent, i.e., subject to Court allowance or are the subject of current dispute) include, but are not limited to, unpaid fees and costs to professionals employed by the Debtor-in-possession; unpaid fees and costs to a law firm employed by the Unsecured Creditors' Committee; current fees payable (all subject to Court approval) to the Trustee or the Trustee's general counsel, special litigation counsel, special plan counsel, accountants or financial advisor; miscellaneous "substantial contribution" claims; a reserve for payment of well-plugging cost on the Mammoth Project; and state and federal taxes.3

E.   Bank Claims.

     At the present time the Trustee estimates that the unsecured claims of financial institutions or similar entities (calculated at the amount owed as of the date of the Debtor's voluntary Chapter 11 petition, December 5, 1991, hereafter the "Petition Date") total approximately $30,500,000.00.4

F.   1989 Convertible Subordinated 7  % Debentures (hereafter "Debentures").

     At the present time the Trustee estimates that the unsecured claims of the current holders of the Debentures (calculated at the amount owed as of the
----------
3 The estate's liability for income or other taxes (including any alternative minimum tax) for the tax year ending December 31, 1996 and the current tax year is not finally determined. If significant tax liabilities are assessed to the estate by the respective taxing authorities, then it is possible that the $10,000,000.00 estimated for administrative and priority claims will be too low.

4 This figure does not include a claim asserted by First Security Bank of Utah, N.A., related to the Crystal Springs Project (Claim No. 145). The Trustee is attempting to negotiate a settlement of such claim; if no settlement is reached then the Trustee intends to object to the claim.

the "Petition Date") total approximately $64,750,000.00.5 The bank claimants (see paragraph E. above) may argue that these Debenture claims are contractually subordinated to the Bank Claims.

G.   Trade or Miscellaneous (Non-securities) General Unsecured Claims.

     At the present time the Trustee estimates that valid trade claims or other miscellaneous (non-securities related) general unsecured claims (calculated at the amount owed as of the Petition Date) should total approximately between $5,000,000.00 and $6,000,000.00.

H.   Prepetition Debenture Sale Claims.

     Claimants in this category are those persons or entities who between August 15, 1989 (the approximate date of the issuance of the Debentures) and December 5, 1991 sold their Debentures and incurred a loss; such claims are likely subordinated pursuant to 11 U.S.C. section 510(b).

     Of the filed claims in this category, the Trustee estimates that approximately $5,000,000.00 in claims (generally calculated on the net loss between the purchase price and sales price at the time of the prepetition sale) appear to be valid. An additional approximately $500,000.00 in claims (generally calculated on the net loss between the purchase price and sales price at the time of the prepetition sale) in this category have also been filed but such claims require additional investigation by the Trustee or documentation from the claimant; therefore, the Trustee estimates that only an unknown portion of these additional claims will ultimately be determined to be valid.

I.   Post-petition Debenture Sale Claims.

     Claimants in this category would be those persons or entities who on or after December 6, 1991 sold the Debentures they had purchased prepetition and incurred a loss. It is not clear whether these claimants possess any allowable claim. Specifically, an argument can be made that post-petition sellers of the Debentures have no remaining claim against the estate because when the sale occurred each seller transferred (assigned) the entire claim to the buyer of the Debenture and, therefore, the seller no longer has any claim of any kind against the Debtor or its estate. If claimants in this category are determined to have allowed claims, then such claims are likely subordinated pursuant to 11 U.S.C.
section 510(b).

     If claimants in this category are determined to possess allowable claims against the estate, then of the filed claims in this category the Trustee estimates that approximately $10,000,000.00 in claims (generally calculated on the net loss between the purchase price and sales price at the time of the post-petition sale) appear to be valid. If claimants in this category are determined to possess allowable claims against the estate, then an additional approximately $1,000,000.00 in claims (generally calculated on the net loss between the purchase price and sales price at the time of the post-petition sale) in this category have also been filed but such claims require additional
----------
5 This number is ascertained by adding to the $63,250,000.00 principal amount owed on the Debentures prepetition interest of approximately $1,500,000.00 which interest is calculated at the rate of 7 3/4% per annum for 3 2/3 months (August 15, 1991 to December 5, 1991).

investigation by the Trustee or documentation from the claimant; therefore, the Trustee estimates that only an unknown portion of these additional claims could ultimately be determined to be valid.

J.   Limited Partner Claims.

     Claimants in this category would be persons or entities who purchased limited partnership interests in now defunct partnerships (particularly the Magic Valley partnership) which were affiliated with the Debtor. These claims total approximately $4,000,000.00.6 The Debtor may possess some valid defenses to these claims; accordingly, the Trustee is investigating these claims further. If claimants in this category are determined to have allowed claims, then such claims may be subordinated pursuant to 11 U.S.C. section 510(b).

K.   Section 510(b) Equity Claims.

     Claimants in this category are persons or entities who prepetition purchased the Debtor's common stock and because of such purchase suffered a loss.7 Of the filed claims8 in this category, the Trustee estimates that in the range of approximately $40,000,000.00 in claims9 appear to be valid.10
An additional approximately $10,000,000.00 in claims8 in this category have also been filed but such claims require additional investigation by the Trustee
----------
6    The method of loss calculation utilized by the claimants and the time
     (date) at or through which the claim is calculated varies greatly among the respective claims.

7 Such losses include both claimants who sold their stock and those who still retain their stock. As to those claimants who still own the stock, the figures do not include any credit for the current remaining value, if any, of the equity.

8    The method of loss calculation utilized by the claimants and the time
     (date) at or through which the claim is calculated varies greatly among the respective claims. Some currently existing equity holders filed claims but apparently unintentionally omitted from the claim their monetary section 510(b) securities related claim; in calculating the total amount of the filed claims in this category the Trustee has assumed, for the time being, that some of these currently existing equity holders also possess a monetary section 510(b) equity claim against the Debtor.

9 This claim amount is generally calculated as follows. If the claimant has sold the stock, then the amount is generally calculated on the net loss between the purchase and the sales price at the time of the sale. If the claimant has not sold the stock, then the amount is generally calculated only on the purchase price at the time of purchase; such amount does not include any credit for the current remaining value, if any, of the stock. In calculating the claim amounts (loss), generally the transaction costs (e.g., commissions) have been included.

10 Such claims amount includes the $10,000,000.00 allowed compromised claim of CIGNA (now assigned) and the $3,000,000.00 claim filed by the plan trustee for the Debtor's ESOP Plan (Claim No. 243).

or documentation from the claimant (or the claims may be duplicates); therefore, the Trustee estimates that only a portion of these additional claims will ultimately be determined to be valid.

L.   Existing Equity.

     At the present time the Trustee estimates that there are approximately 11,500,000 shares of the Debtor's common stock now held by persons or entities other than the Debtor or the Trustee.11 Of this amount, Portland General Holdings Inc. is in possession of 2,000,000 shares.

M.   Deeply Subordinated Claims.

     Deeply subordinated claims (i.e., those claims which are subordinated to all other claims against the estate) are claims which arose by reason of the Trustee's negotiated settlements with various creditors. Such claims, all of which have been approved by the Court, total $8,945,000.00.

N.   Post-petition Interest on Claims.

     Various claimants will argue that they are entitled to post-petition interest on their allowed claims.12 At this time it is not known whether post-petition interest will ever be paid on any allowed unsecured claim because a) it is not at all clear that the estate will possess sufficient funds to pay post-petition interest on any particular class of claims, and
b) the law concerning payment of post-petition interest to any particular class of claims is not clear and, therefore, even if sufficient funds did exist, the issue of payment of post-petition interest (and the applicable rate of interest, if any) to any particular class of claims would have to be either consensually resolved in a plan of reorganization or would have to be adjudicated by a court of competent jurisdiction.
-----------
11 The Trustee is also in possession of approximately 9,500,000 shares of the common stock of the Debtor; such stock was received by the Trustee as part of his Court approved settlements with the Insiders, Portland General, Westinghouse and others.

12   Certain classes of creditors (for example, those in categories H., J.
     and K. above) may also argue that they are entitled to prepetition interest on their claim from the time the claim arose until the Petition Date. Please note that in general the claim amounts for categories H.,
     J. and K. as set forth in this Report do NOT include any prepetition interest calculation from the time the claim arose until the Petition Date.

O.   Conclusion.

     The preceding Report reflects the results of the Trustee's preliminary claim review. This Report (and the amounts set forth herein) reflect only the Trustee's rough estimate of possible claims against the estate; it is very likely that the figures set forth herein may change materially due to, among other things, amendments to deficient claims, rulings by the Court concerning claim objections or negotiations between the various parties-in-interest. As indicated by this Report, the total allowable claims (liabilities of the Debtor) are at this time far from certain.

     DATED this 17th day of March, 1997.



                              /s/ Roger G. Segal
                              ROGER G. SEGAL, Chapter 11 Trustee
                              for Bonneville Pacific Corporation

              DEBTOR: BONNEVILLE PACIFIC CORPORATION
                        Case No. 91A-27701
            Cash Receipts and Disbursements Statement
            For Period February 1 - February 28, 1997
--------------------------------------------------------------------------------


                       CASH RECONCILIATION

1.   Beginning Cash Balance:                                    $119,618,315.51

2.   Cash Receipts: (See Page 2 of 2)105        2,626,422.86

3.   Cash Disbursements: (See Page 2 of 2)       (169,408.87)
                                                -------------

4.   Net Cash Flow:                                                2,457,013.99
                                                                ---------------

5.   Ending Cash Balance: (to Form 2-C)                         $122,075,329.50
                                                                ===============


              CASH ACCOUNT SUMMARY - ENDING BALANCES

ACCOUNT                       AMOUNT              FINANCIAL INSTITUTION
PAYROLL ACCOUNT                     $747.35       FIRST SECURITY BANK OF UTAH
PAYROLL TAX ACCOUNT                  600.79       KEY BANK OF UTAH
GENERAL CORP CASH                889,998.45       KEY BANK OF UTAH
CHPTR 11 TRUSTEE JOINT ACCT    5,640,077.89  (A)  KEY BANK OF UTAH
CHPTR 11 TRUSTEE - CD ACCT    10,974,216.71  (A)  US BANK
CHPTR 11 TRUSTEE - JNT CD      5,273,014.77  (A)  KEY BANK OF UTAH
CHPTR 11 TRUSTEE JOINT ACCT   10,197,322.23  (A)  BANK ONE
CHPTR 11 TRUSTEE JT SAVINGS       19,250.79  (A)  BANK ONE
UNITED STATES TREASURY BILLS  88,895,252.71       BANK ONE
PROCEEDS FROM ASSET SALES          4,000.09  (A)  KEY BANK OF UTAH
KYOCERA MAINTENANCE RESERVE      180,847.72       KEY BANK OF UTAH
                              -------------

                            $122,075,329.50
                            ===============

(A)  Accounts requiring signatures of both the US Trustee and Chapter 11
     Trustee for disbursements.


                                                                      FORM 2-B
                                                                   Page 1 of 2

              DEBTOR: BONNEVILLE PACIFIC CORPORATION
                        Case No. 91A-27701
            Cash Receipts and Disbursements Statement
            For Period February 1 - February 28, 1997
--------------------------------------------------------------------------------


                      CASH RECEIPTS JOURNALS

BANK ACCOUNT                  TOTAL           PAGE REF
PAYROLL ACCOUNT                  $21,147.40      A
PAYROLL TAX ACCOUNT               11,645.98      B
GENERAL CORP CASH                 23,127.84      C
CHPTR 11 TRUSTEE JOINT ACCT    2,535,964.46      E
CHPTR 11 TRUSTEE - CD ACCT        66,559.14      F
CHPTR 11 TRUSTEE - JNT CD              0.00     N/A
CHPTR 11 TRUSTEE JOINT ACCT            0.00     N/A
CHPTR 11 TRUSTEE JT SAVINGS           57.86      G
UNITED STATES TREASURY BILLS           0.00     N/A
PROCEEDS FROM ASSET SALES             10.23      H
KYOCERA MAINTENANCE RESERVE       11,898.33      I
                              -------------

                               2,670,411.24
     LESS:  ACCOUNT TRANSFERS    (43,988.38)
                              --------------
     TOTAL CASH RECEIPTS      $2,626,422.86
                              ==============


                   CASH DISBURSEMENTS JOURNALS

BANK ACCOUNT                   TOTAL         PAGE REF
PAYROLL ACCOUNT                 $21,353.73      A
PAYROLL TAX ACCOUNT              11,174.46      B
GENERAL CORP CASH               142,859.99      D
CHPTR 11 TRUSTEE JOINT ACCT          43.29      E
CHPTR 11 TRUSTEE - CD ACCT            0.00      F
CHPTR 11 TRUSTEE - JNT CD             0.00     N/A
CHPTR 11 TRUSTEE JOINT ACCT           0.00     N/A
CHPTR 11 TRUSTEE JT SAVINGS           0.00      G
UNITED STATES TREASURY BILLS          0.00     N/A
PROCEEDS FROM ASSET SALES             0.00      H
KYOCERA MAINTENANCE RESERVE      37,965.78      I
                               -----------

                                213,397.25
     LESS:  ACCOUNT TRANSFERS   (43,988.38)
                               ------------
     TOTAL CASH DISBURSEMENTS  $169,408.87
                               ============

                                                                      FORM 2-B
                                                                   Page 2 of 2

              DEBTOR: BONNEVILLE PACIFIC CORPORATION
                        Case No. 91A-27701
                         Payroll Account
            For Period February 1 - February 28, 1997
--------------------------------------------------------------------------------


                      CASH RECEIPTS JOURNAL

DATE       DOC #      PAYOR                   AMOUNT      DESCRIPTION
02/12/97   CK# 6148   BPC - GENERAL           $10,194.01  PAYROLL TRANSFER
02/26/97   CK# 6165   BPC - GENERAL            10,953.39  PAYROLL TRANSFER
                                              ----------
     TOTAL CASH RECEIPTS                      $21,147.40
                                              ==========


                    CASH DISBURSEMENTS JOURNAL

DATE       DOC #       PAYEE                   AMOUNT      DESCRIPTION
02/04/97               PAYROLL SUMMARY         $   172.00
02/15/97               PAYROLL SUMMARY          10,206.47
02/28/97               PAYROLL SUMMARY          10,940.93
02/28/97   BNK STMT    KEY BANK OF UTAH             34.33  SERVICE CHARGE
                                               ----------
     TOTAL CASH DISBURSEMENTS                  $21,353.73
                                               ==========


                                A

              DEBTOR: BONNEVILLE PACIFIC CORPORATION
                        Case No. 91A-27701
                       Payroll Tax Account
            For Period February 1 - February 28, 1997
--------------------------------------------------------------------------------


                     CASH RECEIPTS JOURNAL

DATE      DOC #     PAYOR                 AMOUNT      DESCRIPTION
02/12/97  CK# 6149  BPC - GENERAL         $ 5,415.47  PR TAX TRANSFER
02/26/97  CK# 6166  BPC - GENERAL           6,230.51  PR TAX TRANSFER
                                          ----------
     TOTAL CASH RECEIPTS                  $11,645.98
                                          ==========


                    CASH DISBURSEMENTS JOURNAL

DATE      DOC #     PAYEE                     AMOUNT      DESCRIPTION
02/12/97  CK# 1227  KEY BANK OF UTAH          $ 4,624.03  FEDERAL TAX DEPOSIT
02/26/97  CK# 1228  KEY BANK OF UTAH            4,886.19  FEDERAL TAX DEPOSIT
02/26/97  CK# 1229  UTAH STATE TAX COMMISSION   1,635.76  STATE TAX DEPOSIT
02/28/97  BNK STMT  KEY BANK OF UTAH               28.48  SERVICE CHARGE
                                              ----------
     TOTAL CASH DISBURSEMENTS                 $11,174.46
                                              ==========

                                B


              DEBTOR: BONNEVILLE PACIFIC CORPORATION
                        Case No. 91A-27701
                        General Corp Cash
            For Period February 1 - February 28, 1997
--------------------------------------------------------------------------------


                      CASH RECEIPTS JOURNAL

DATE      DOC #     PAYEE                    AMOUNT      DESCRIPTION
02/07/97  DS020797  D. GARDINER              $   369.59  INSURANCE REIMBURSEMENT
02/07/97  DS020797  SAN DIEGO GAS & ELECTRIC   1,486.95  ENERGY REVENUE-KYOCERA
02/14/97  DS021497  J. DUNLOP                 10,000.00  SETTLEMENT PAYMENT
02/27/97  DS022797  D. GARDINER                  369.59  INSURANCE REIMBURSEMENT
02/27/97  DS022797  BP THERMAL                 4,475.26  PROCEEDS OF CLOSED BNK ACCT
02/27/97  DS022797  BP THERMAL                 2,871.06  PROCEEDS OF CLOSED BNK ACCT
02/28/97  BNK STMT  KEY BANK OF UTAH           3,555.39  INTEREST INCOME
                                             ----------
     TOTAL CASH RECEIPTS                     $23,127.84
                                             ==========


                                C

              DEBTOR: BONNEVILLE PACIFIC CORPORATION
                        Case No. 91A-27701
                        General Corp Cash
            For Period February 1 - February 28, 1997
--------------------------------------------------------------------------------


                       CASH DISBURSEMENTS JOURNAL

DATE      CHECK #   PAYEE                        AMOUNT       DESCRIPTION
02/05/97  1006132   50 WEST BROADWAY ASSOC INC   $ 12,573.00  RENT-OFFICE SPACE & PARKING
02/05/97  1006133   AIRBORNE EXPRESS                   36.48  EXPRESS MAIL EXPENSE
02/05/97  1006134   AUTOMATED OFFICE SYSTEMS          767.48  OFFICE SUPPLIES & EXPENSE
02/05/97  1006135   BENEFICIAL LIFE INSURANCE         787.91  INSURANCE - LIFE
02/05/97  1006136   BONNEVILLE PACIFIC SERVICES       712.86  KYOCERA O&M EXPENSE
02/05/97  1006137   BPC-KYOCERA MAINT RESERVE      11,195.00  TRANSFER-MAINT RESERVE ACCT
02/05/97  1006138   CYMA HELP!                        195.00  OFFICE SUPPLIES & EXPENSE
02/05/97  1006139   G NEIL COMPANIES                   14.99  OFFICE SUPPLIES & EXPENSE
02/05/97  1006140   TOM MATTHEWS                    1,050.00  OFFICE SUPPLIES & EXPENSE
02/05/97  1006141   MOUNTAIN STATES OFF PROD           48.76  TRAVEL EXPENSE
02/05/97  1006142   OFFICE TEAM                       789.11  INSURANCE - DISABILITY
02/05/97  1006143   PAINE WEBBER INC PROXY DEP        242.55  PROOF OF CLAIMS FEES
02/05/97  1006144   TRAVEL ZONE CRUISE ZONE           186.00  BANK CHARGES
02/05/97  1006145   UNUM LIFE INSURANCE CO          1,591.28  OFFICE SUPPLIES & EXPENSE
02/05/97  1006146   WELLS FARGO BANK                1,344.04  OFFICE SUPPLIES & EXPENSE
02/05/97  1006147   XEROX CORPORATION                 364.75  TELEPHONE SERVICE
02/12/97  1006148   BONNEVILLE PACIFIC/PAYROLL     10,194.01  KYOCERA O&M EXPENSE
02/12/97  1006149   BPC PAYROLL TAX ACCOUNT         5,415.47  OFFICE SUPPLIES & EXPENSE
02/12/97  1006150   WELLS FARGO BANK                  799.04  OFFICE SUPPLIES & EXPENSE
02/14/97  1006151   BANC ONE TRUST GROUP            7,471.03  TRAVEL REIMBURSEMENT
02/14/97  1006152   COMPUSERVE                          9.95  OFFICE SUPPLIES & EXPENSE
02/14/97  1006153   FIDELITY TRANSFER COMPANY         756.60  INSURANCE - DISABILITY
02/14/97  1006154   FRONTIER COMMUNICATIONS           991.66  KYOCERA O&M EXPENSE
02/14/97  1006155   GENERATOR POWER SYSTEMS        20,186.02  TRAVEL EXPENSE
02/14/97  1006156   JD GRIFFIN & ASSOCIATES         3,610.00  OFFICE SUPPLIES & EXPENSE
02/14/97  1006157   MOUNT OLYMPUS WATER                28.95  OFFICE SUPPLIES & EXPENSE
02/14/97  1006158   CLARK MOWER                       892.64  EXPENSE REIMBURSEMENT
02/14/97  1006159   OFFICE TEAM                       315.15  OFFICE SUPPLIES & EXPENSE
02/14/97  1006160   THE PRUDENTIAL                  1,026.51  INSURANCE - DISABILITY
02/14/97  1006161   SAN DIEGO GAS & ELECTRIC          101.26  KYOCERA O&M EXPENSE
02/14/97  1006162   TRAVEL ZONE CRUISE ZONE           752.17  TRAVEL EXPENSE
02/21/97  1006163   DELAWARE SECRETARY OF STATE    33,025.83  STATE FRANCHISE TAX
02/24/97  1006164   UNITED PARCEL SERVICE              12.74  EXPRESS MAIL EXPENSE
02/26/97  1006165   BONNEVILLE PACIFIC/PAYROLL     10,953.39  TRANSFER - PAYROLL ACCT
02/26/97  1006166   BPC PAYROLL TAX ACCOUNT         6,230.51  TRANSFER - PAYROLL TAX ACCT
02/26/97  1006167   WELLS FARGO BANK                  799.04  401K CONTRIBUTIONS
02/27/97  1006168   VOID                             VOID     VOID
02/27/97  1006169   VOID                             VOID     VOID
02/27/97  1006170   BTM CAPITAL CORPORATION           520.00  BANK LOAN CHARGES
02/27/97  1006171   JD GRIFFIN & ASSOCIATES         6,818.00  OFFICE SUPPLIES & EXPENSE
02/28/97  BANK STMT KEY BANK                           50.81  BANK SERVICE CHARGE
                                                 -----------
     TOTAL CASH DISBURSEMENTS                    $142,859.99
                                                 ===========

                                  D

                 DEBTOR: BONNEVILLE PACIFIC CORPORATION
                           Case No. 91A-27701
                    Chapter 11 Trustee Joint Account
               For Period February 1 - February 28, 1997
--------------------------------------------------------------------------------


                        CASH RECEIPTS JOURNAL

DATE      DOC #      PAYOR                   AMOUNT         DESCRIPTION
02/04/97             MAYER BROWN PLATT       $1,750,000.00  SETTLEMENT PAYMENT
02/10/97             CALPINE                    767,500.00  SETTLEMENT PAYMENT
02/28/97  BANK STMT  KEY BANK OF UTAH            18,464.46  INTEREST INCOME
                                             -------------
     TOTAL                                   $2,535,964.46
                                             =============


                       CASH DISBURSEMENTS JOURNAL

DATE       DOC #     PAYEE                   AMOUNT         DESCRIPTION
02/28/97  BANK STMT  KEY BANK OF UTAH        43.29          BANK SERVICE CHARGE


                                  E

                 DEBTOR: BONNEVILLE PACIFIC CORPORATION
                           Case No. 91A-27701
                    Chapter 11 Trustee - CD Account
               For Period February 1 - February 28, 1997
--------------------------------------------------------------------------------


                        CASH RECEIPTS JOURNAL

DATE      DOC #      PAYOR              AMOUNT       DESCRIPTION
02/28/97  BANK STMT  US BANK            $66,559.14   INTEREST INCOME


                       CASH DISBURSEMENTS JOURNAL

DATE       DOC #     PAYEE              AMOUNT       DESCRIPTION
           NONE


                                  F

                 DEBTOR: BONNEVILLE PACIFIC CORPORATION
                           Case No. 91A-27701
                     Chapter 11 Trustee JT Savings
               For Period February 1 - February 28, 1997
--------------------------------------------------------------------------------


                        CASH RECEIPTS JOURNAL

DATE       DOC #       PAYOR               AMOUNT   DESCRIPTION
02/28/97   BANK STMT   BANK ONE            $57.86   INTEREST INCOME


                      CASH DISBURSEMENTS JOURNAL

DATE       DOC #       PAYEE               AMOUNT   DESCRIPTION
           NONE


                                  G

                 DEBTOR: BONNEVILLE PACIFIC CORPORATION
                           Case No. 91A-27701
                       Proceeds From Asset Sales
               For Period February 1 - February 28, 1997
--------------------------------------------------------------------------------


                        CASH RECEIPTS JOURNAL

DATE      DOC #      PAYOR                 AMOUNT   DESCRIPTION
02/28/97  BANK STMT  KEY BANK OF UTAH      $10.23   INTEREST INCOME


                      CASH DISBURSEMENTS JOURNAL

DATE       DOC #     PAYEE                 AMOUNT   DESCRIPTION
           NONE


                                 H

                 DEBTOR: BONNEVILLE PACIFIC CORPORATION
                           Case No. 91A-27701
                      Kyocera Maintenance Reserve
               For Period February 1 - February 28, 1997
--------------------------------------------------------------------------------


                         CASH RECEIPTS JOURNAL

DATE      DOC #     PAYOR                      AMOUNT      DESCRIPTION
02/03/97  CK# 6137  BONNEVILLE PACIFIC CORP    $11,195.00  TRANSFER
02/28/97  BNK STMT  KEY BANK OF UTAH               703.33  INTEREST INCOME
                                               ----------
     TOTAL CASH RECEIPTS                       $11,898.33
                                               ==========


                       CASH DISBURSEMENTS JOURNAL

DATE      DOC #      PAYEE                     AMOUNT      DESCRIPTION
02/28/97  CK #1026   GENERATOR POWER SYSTEMS   $ 8,943.25  KYOCERA O&M
02/28/97  CK #1027   GENERATOR POWER SYSTEMS    29,022.53  KYOCERA O&M
                                               ----------
     TOTAL CASH DISBURSEMENTS                  $37,965.78
                                               ==========


                                  I

                    DEBTOR: BONNEVILLE PACIFIC CORPORATION
                              Case No. 91A-27701
                                 Balance Sheet
                            As of February 28, 1997
--------------------------------------------------------------------------------

ASSETS
Current Assets:
  Cash                                        $122,075,329
  Accounts receivable - trade                          584
  Accounts receivable - settlements (Note 4)    10,250,000
  Accounts receivable - affiliates                 293,838
  Prepaid Insurance                                 28,712
  Accrued interest receivable                    1,640,496
                                              ------------
  Total current assets                                        $134,288,959
Fixed Assets:
  Land                                             198,424
  Equipment, furniture and fixtures              3,754,892
                                              ------------
  Total fixed assets                             3,953,316
  Less: Accumulated depreciation                <3,061,656>
                                              ------------
  Net fixed assets                                                 891,660
Other Assets:
  Investment in and advances to subsidiaries
   and partnership                              29,431,609
  Other assets                                       1,820
                                               -----------
    Total other assets                                          29,433,429
                                                              ------------
TOTAL ASSETS                                                  $164,614,048
                                                              ============

LIABILITIES
Post-petition liabilities:
  Accounts payable - trade                    $    131,559
  Accounts payable - professional fees
    and costs (Note 4)                           5,325,497
  Accrued income taxes payable (Note 5)             78,647
  Taxes payable                                     97,548
  Accrued interest                                       0
                                               -----------
  Total post-petition liabilities                             $ 5,633,251
Pre-petition liabilities:
  Priority claims                                   61,186
  Secured debt                                           0
  Unsecured debt  (Notes 1 and 3)               99,699,658
                                               -----------
Total pre-petition liabilities                                 99,760,844
                                                              -----------
TOTAL LIABILITIES                                             105,394,095

Commitments and Contingent Liabilities (Note 3)

OWNERS' EQUITY
Capital stock or owners' investment                213,752
Paid-in-capital                                121,590,029
Treasury stock                                  <2,308,255>
Retained earnings:
  Pre-petition                                 <56,551,908>
  Post-petition                                 <3,723,665>
                                               -----------
TOTAL OWNERS' EQUITY (Notes 1 and 3)                          59,219,953
                                                            ------------
TOTAL LIABILITIES AND OWNERS' EQUITY                        $164,614,048
                                                            ============

                                                                      Form 2-C

                  DEBTOR: BONNEVILLE PACIFIC CORPORATION
                            Case No. 91A-27701
                         Profit and Loss Statement
                 For Period February 1 - February 28, 1997
--------------------------------------------------------------------------------

Gross operating revenue                  $ 113,834
Less discount, returns and allowances            0
                                         ---------
   Net operating revenue                             $   113,834

   Cost of goods sold                                   <169,449>
                                                      -----------
   Gross profit                                          <55,615>

Operating expenses:
   Salaries and wages                        32,381
   Rent and leases                           14,463
   Payroll taxes                              2,423
   Insurance                                  4,400
   Other                                     17,643
                                          ---------
   Total operating expenses                              <71,310>
                                                      -----------
   Operating income <loss>                              <126,925>

Legal and professional fees and costs
  (Note 4)                                  359,570
Depreciation, depletion and Administration    1,333
Interest expense                                  0
                                          ---------
   Total                                                <360,903>
                                                      -----------
   Net operating income <loss>                          <487,828>

Non-operating income and <expenses>:
   Interest income                          492,942
   Other income                               9,436
   Other income - settlements (Note 4)      777,500
   Equity in earnings (losses) of subsidiaries
   and partnerships (Note 2)                572,898
                                          ---------
      Net non-operating income or <expenses>           1,852,776
                                                     -----------

      Net income <loss> before income taxes            1,364,948

      Provision for income taxes (Note 5)                 27,300
                                                     -----------
      NET INCOME <LOSS>                              $ 1,337,648
                                                     ===========


                                                                      Form 2-D
                                                                   Page 1 of 3

              DEBTOR: BONNEVILLE PACIFIC CORPORATION
                        Case No. 91A-27701
              General Notes to Financial Statements
            For Period February 1 to February 28, 1997
--------------------------------------------------------------------------------


1. The Balance Sheet and Income Statement of Bonneville Pacific Corporation, included in the Monthly Financial Report, are prepared on the accrual basis. As a result, revenues are generally recorded when earned rather than when received and expenses are generally recognized when the obligation is incurred rather than when the expenses are paid. During bankruptcy accrued interest payable is recorded only on post petition debt and pre-petition secured debt to the extent that the underlying collateral equals or exceeds the outstanding principal plus the accrued interest payable. Specifically, prepetition unsecured debt does not include any accrual of interest after December 5, 1991. These financial statements are prepared in a format required by the U.S. Bankruptcy Code. While every effort is made to comply with generally accepted accounting principles
    (GAAP), these financial statements may not comply with GAAP in all respects. Also see the narrative which is attached hereto.

2. Equity in earnings of subsidiaries and partnerships represents an accrual of the Company's share of earnings or losses of its operating subsidiaries and partnerships. These earnings are affected by a number of factors including seasonality, operating costs and operating efficiency. The operating entities which comprise these earnings include Bonneville Pacific Services Company, Bonneville Fuels Corporation, and Bonneville Nevada Corporation through its investment in the NCA #1 Partnership.

3. Unrecorded Liabilities and Potential Claims. Unrecorded liabilities and potential claims include pre-petition debenture sale claims in the approximate amount of $5,500,000.00, post-petition debenture sale claims in the approximate amount of $11,000,000.00, limited partner claims in the approximate amount of $4,000,000.00, Section 510(b) equity claims in the approximate amount of $50,000,000.00 (including the $10,000,000.00 allowed compromised claim of CIGNA and the $3,000,000.00 claim filed by the plan Trustee for the debtor's ESOP plan) and $8,945,000.00 in deeply subordinated claims, accrued interest on certain claims and potential administrative fees which may be allowed by the Bankruptcy Court.

    The recording of the above described liabilities, if allowed, will reduce equity by a corresponding amount.

    For further information concerning liabilities and potential claims, see the "Trustee's Preliminary Report (Estimate) Concerning Claims Filed Against the Estate" which is attached hereto.

                                                                      Form 2-D
                                                                   Page 2 of 3

              DEBTOR: BONNEVILLE PACIFIC CORPORATION
                        Case No. 91A-27701
              General Notes to Financial Statements
            For Period February 1 to February 28, 1997
--------------------------------------------------------------------------------


4. Accounts Receivable Settlements represent only court approved settlements where all conditions precedent have occurred and the settlements were fully effective as of February 28, 1997 and are reflected on the February 28, 1997 Financial Statements. Approved settlements are as follows:

              W. Johnson                   $1,250,000
              Westinghouse Electric         6,000,000
              Piper Jaffray                 3,000,000
                                           ----------
                                          $10,250,000

5. As of April 30, 1996, Bonneville and Subsidiaries had approximately $150,000,000 in federal net operating loss carry-forwards for Federal Income Tax purposes and approximately $140,000,000 in Alternative Minimum Tax Loss carry-forwards. Pursuant to current tax law, only 90 percent of current Alternative Minimum Taxable Income can be offset by Alternative Minimum Tax Loss carry-forwards. The financial statements reflect an estimated $2,500,000 alternative minimum tax provision and an estimated $350,000 state tax provision resulting from operations and the receipt of proceeds from settlements through the end of the current period.

    The Trustee has requested permission from the Internal Revenue Service to change the tax year end of Bonneville and Subsidiaries to December 31. The request has been granted.


                                                                      Form 2-D
                                                                   Page 3 of 3

                                      BONNEVILLE PACIFIC CORPORATION
                                            Case No. 91A-27701
                                  Taxes Payable Schedule (Post-Petition)
                                For Period February 1 to February 28, 1997
--------------------------------------------------------------------------------

                           Beginning                                Payments    Date      Check   Ending
                           Balance       Adjustments  Additions     Deposits    Paid      Numb.   Balance
Income tax withheld:
   Federal                $       0.00   $            $ <4,693.34>  $ 2,291.97  02/12/97  1227    $       0.00
                                                                      2,401.37  02/26/97  1228
                                                                          0.00

   State                          0.00                  <1,635.76>    1,635.76  02/26/97  1229

FICA tax withheld                 0.00                  <2,422.68>    1,166.03  02/12/97  1227
                                                                      1,242.41  02/26/97  1228            0.00
                                                                         14.24  02/28/97  1229

Employer's FICA tax               0.00                  <2,422.68>    1,166.03  02/12/97  1227
                                                                      1,242.41  02/26/97  1228            0.00
                                                                         14.24  02/28/97  1229


Unemployment tax:
   Federal                        0.00                       0.00                                         0.00
   State                          0.00                       0.00         0.00                            0.00

Sales, use & excise taxes         0.00                                                                    0.00
Property taxes              <95,331.00>                 <2,217.00>                                  <97,548.00>

Accrued income tax:
   Federal                  <51,347.00>         0.00   <27,300.00>        0.00                      <78,647.00>
   State                          0.00          0.00                      0.00


Delaware franchise tax      <33,000.00>                    <25.83>   33,025.83  02/21/97  1006163         0.00

Employee withholding              0.00                  <1,598.08>      799.04  02/12/97  1006150         0.00
                                                                        799.04  02/26/97  1006167
                          -------------  -----------  ------------  ----------                    -------------
TOTALS                    $<179,678.00>  $      0.00  $<42,315.37>  $45,798.37                    $<176,195.00>
                          =============  ===========  ============  ==========                    =============

                                  DEBTOR:  BONNEVILLE PACIFIC CORPORATION
                                            Case No. 91A-27701
                                            Insurance Schedule
                                For Period February 1 to February 28, 1997
--------------------------------------------------------------------------------

                                                               Policy
                                                  Amount of    Expiration  Premium Paid
                        Carrier/Agent             Coverage     Date        Thru Date
Worker's Compensation   Various State Funds       Statutory
                                                  $1,000,000   (A)         02/28/97

General Liability       Travelers Insurance/
                        Sedgwick James             5,000,000   06/06/97    06/06/97

Vehicles                Travelers Insurance/
  [Hired/Non-owned]     Sedgwick James             5,000,000   06/06/97    06/06/97

Property:
  Bonneville Pacific    Federal Insurance Co./
                        Sedgwick James               735,000   08/17/96    08/17/97

  Kyocera               Federal/Hartford Steam/
                        Sedgwick James             5,352,879   08/17/96    08/17/97

(A) All workers compensation insurance policies are insured through various state insurance funds. As such, they continue in force as premiums are paid and have no policy expiration dates.

              DEBTOR: BONNEVILLE PACIFIC CORPORATION
                        Case No. 91A-27701
              Accounts Receivable and Payable Aging
            For Period February 1 to February 28, 1997
--------------------------------------------------------------------------------

                                   Non-Affiliate
                                   Accounts         Accounts
                                   Receivable       Payable
Under 30 days                      $10,250,584      $ 5,180,142
30 to 60 days                                0                0
61 to 90 days                                0                0
Over 90 days                                 0          276,914
                                   -----------      -----------
Total post-petition                 10,250,584        5,457,056

Pre-petition amounts                         0        3,527,206
                                   -----------      -----------
Total accounts receivable          $10,250,584
                                   ===========
Total accounts payable                              $ 8,984,262
                                                    ===========


                                   Affiliate
                                   Accounts
                                   Receivable

Under 30 days                      $    23,137
30 to 60 days                           45,205
61 to 90 days                               58
Over 90 days                           225,438
                                   -----------
Total post-petition affiliate
   accounts receivable             $   293,838
                                   ===========

(*) Accounts payable over 90 days past due primarily represents professional fees incurred prior to the Trustee's appointment currently being considered by the court for payment.


                                                                      Form 2-E
                                                                   Page 3 of 5

                      DEBTOR: BONNEVILLE PACIFIC CORPORATION
                                Case No. 91A-27701
   Schedule of Payments of Fees and Costs to Attorneys and Other Professionals
                    For Period February 1 to February 28, 1997
--------------------------------------------------------------------------------

                                                Date of
                                                Court      Estimated
                                  Amount Paid   Approval   Balance Due
Counsel for Unsecured
   Creditors' Committee           $0                        $  139,487
Court Appointed Trustee            0                            89,399   (1)
Trustee's Counsel                  0                           216,321   (1)
Trustee's Accountants              0                            75,837
Trustee's Special Plan Counsel     0                           141,699
Special Litigation Counsel for
   Trustee - Costs                 0                           300,126
   Trustee - Fees                  0                         4,299,775   (2)
Buccino and Associates             0                           132,853   (3)
                                  --                        ----------

   Total                          $0                        $5,395,498
                                  ==                        ==========

(1) Includes only hourly rate and miscellaneous Trustee costs. Does not include any additional amounts that may be awarded by the court relating to 11 USC Section 326 or as an enhanced fee to either the Trustee or the Trustee's general counsel.

(2) Includes an accrual for any contingent fees due as a result of court approved settlements or recoveries. Estimated contingent fees will be accrued when settlements are approved by the court and the accrual will be revised when fee applications are filed with the Bankruptcy Court.

(3) Pursuant to Order dated October 15, 1996, the Court approved the application for certain costs in the amount of $60,297.24 of Buccino & Associates taken under advisement at a hearing held on August 11, 1992. Payment of the $60,297.24 was ordered but Buccino & Associates was paid an $80,000.00 pre-petition retainer, for which it may not have accounted and therefore the amount actually due and owing to Buccino & Associates is undetermined. A hearing on the matter is scheduled for April, 1997.

Further information concerning settlements is contained in the narrative which is attached.

                                                                      Form 2-E
                                                                   Page 4 of 5

                  DEBTOR: BONNEVIllE PACIFIC CORPORATION
                            Case No. 91A-27701
               Schedule of Payments to Principal/Executives
                For Period February 1 to February 28, 1997
--------------------------------------------------------------------------------

Payee Name       Position        Nature of Payment      Amount
Ralph F Cox      Director        Director fees                0.00

Calvin L Rampton Director        Director fees                0.00

Clark M Mower    President       Salary                  12,566.68
                                 Expense Reimbursement      892.64


                                                                      Form 2-E
                                                                   Page 6 of 6

                 DEBTOR: BONNEVILLE PACIFIC CORPORATION
                           Case No. 91A-27701
                        Quarterly Fee Summary (1)
                      Month Ended February 28, 1997
--------------------------------------------------------------------------------

                      Cash             Quarterly      Payment
                      Disbursement     Fee Due        Check No.    Date
January               $  220,508.24
February                 169,408.87
March
Total 1st Quarter        389,917.11

April
May
June
  Total 2nd Quarter

July
August
September
  Total 3rd Quarter

October
November
December
  Total 4th Quarter

(1) This summary is to reflect the current calendar year's information cumulative to the end of the current reporting period.

                                                                      Form 2-F